As filed with the Securities and Exchange Commission on November 25, 2003
                                                    REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     -------------------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     -------------------------------------
                                SPATIALIGHT, INC.
             (Exact name of registrant as specified in its charter)

         NEW YORK                                         16-1363082
 (State or other jurisdiction of                         (IRS Employer
  incorporation or organization)                       Identification No.)


                        FIVE HAMILTON LANDING, SUITE 100
                            NOVATO, CALIFORNIA 94949
                                 (415) 883-1693
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)
                     -------------------------------------
                                 Robert A. Olins
                         Acting Chief Executive Officer
                                SpatiaLight, Inc.
                        Five Hamilton Landing, Suite 100
                            Novato, California 94949
                                 (415) 883-1693
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                     -------------------------------------
                                   COPIES TO:

                                Melvin Katz, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 541-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME AS DESCRIBED IN THE PROSPECTUS AFTER THE EFFECTIVE DATE OF
                          THIS REGISTRATION STATEMENT.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
============================================== ==================== ==================== ==================== ================
                                                                     PROPOSED MAXIMUM         PROPOSED           AMOUNT OF
               TITLE OF EACH CLASS OF                AMOUNT           OFFERING PRICE      MAXIMUM AGGREGATE    REGISTRATION
            SECURITIES TO BE REGISTERED         TO BE REGISTERED       PER SHARE (1)     OFFERING PRICE (1)         FEE
---------------------------------------------- -------------------- -------------------- -------------------- ----------------
Common Shares, par value $.01 per share        100,000 Shares (2)         $4.83              $482,500          $44.39
============================================== ==================== ==================== ==================== ================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales prices reported on The Nasdaq SmallCap Market on November 21, 2003.
(2) All of these Shares are owned by Greenpark Limited, a Selling Shareholder, whose Shares are included in the currently effective Form S-3 Registration Statement (file No. 333-108924) filed by the Company. The Shares were issued to Greenpark Limited upon exercise of warrants.


================================================================================

THIS REGISTRATION STATEMENT IS BEING FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("RULE 462(B)"), AND INCLUDES THIS REGISTRATION STATEMENT FACING PAGE, THE SIGNATURE PAGE, AN EXHIBIT INDEX, AN OPINION AND AN ACCOUNTANT'S CONSENT. PURSUANT TO RULE 462(B), THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-3 (FILE NO 333-108924) OF SPATIALIGHT, INC., INCLUDING THE EXHIBITS THERETO, ARE INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California on November 25, 2003.

                                SPATIALIGHT, INC.

                                By: /s/ ROBERT A. OLINS
                                    ------------------------------------------
                                    Robert A. Olins
                                    Acting Chief Executive Officer, Secretary
                                    and Treasurer

                                By: /s/ TIMOTHY V. DESCAMPS
                                    ------------------------------------------
                                    Timothy V. Descamps
                                    Chief Financial Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Olins, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                         Title                                     Date
---------                         -----                                     ----
/s/ ROBERT A. OLINS               Acting Chief Executive Officer,          November 25, 2003
------------------------          Secretary, Treasurer and Director
Robert A. Olins

*/s/ Lawrence J. Matteson         Director                                 November  25, 2003
------------------------
 Lawrence J. Matteson


*/s/ Steven F. Tripp              Director                                 November 25, 2003
------------------------
 Steven F. Tripp

*/s/ Claude Piaget
------------------------
 Claude Piaget                    Director                                 November  25, 2003


*By: /s/ ROBERT A. OLINS                                                   November  25, 2003
------------------------
     Robert A. Olins
     (Attorney-in-fact)


EXHIBIT INDEX




Exhibit No.                 Description of Exhibit
-----------                 ----------------------

5.1       Opinion of Bryan Cave LLP.
23.1      Consent of BDO Seidman, LLP, independent certified public accountants.
23.2      Consent of Bryan Cave LLP (included as part of Exhibit 5.1).
24.1      Power of attorney (included on signature page).